UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 20, 2017

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.02.  Unregistered Sales of Equity Securities.

On December 20, 2017, GNC Holdings, Inc. (the “Company”) executed exchange agreements with certain holders of its 1.50% Convertible Senior Notes due 2020 (the “2020 Notes”) to exchange, in privately negotiated transactions, $98,935,000 aggregate principal amount of the 2020 Notes for an aggregate of 14,626,473 newly issued shares of the Company’s class A common stock, $0.001 par value per share, together with approximately $0.5 million in cash, representing accrued and unpaid interest on the 2020 Notes being exchanged.  As of December 27, 2017, all the exchange transactions had closed, and the exchanged 2020 Notes were retired.

The Company conducted the exchanges pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, pursuant to transactions not involving any public offering.

This Current Report is neither an offer to sell nor a solicitation of an offer to buy any securities described above, nor will there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2017                        GNC HOLDINGS, INC.

By:    /s/ Tricia K. Tolivar
Tricia K. Tolivar
Executive Vice President and
Chief Financial Officer